The Laclede Group, Inc.
Presentation for Annual Meeting of Shareholders
January 29, 2009

Chief Financial Officer’s Remarks:

When I spoke with you at last year’s annual meeting, I highlighted the challenges beginning to appear in the national credit and liquidity markets as a result of problems in the sub-prime lending arena.  At that time, I expressed confidence in our ability to access the credit we would need to meet our operational requirements, which we were able to successfully do over the course of this past year.  As the lending turmoil has continued to grow in scale both nationally and globally, it has impacted financial markets and institutions in ways that were never considered possible let alone probable.  Now, more than ever, strong credit ratings are a necessity for any business to maintain adequate access to long-term capital and short-term liquidity.  Our credit ratings were recently reaffirmed by Standard & Poor's, Moody’s and Fitch, and they remain strong.  Combined, Laclede Group and Laclede Gas currently have base lines of credit in place totaling $370 million.  This past September, Laclede Gas Company was able to successfully issue $80 million of 30-year first mortgage bonds on very favorable terms.  As it turned out, we were able to accomplish this in the very week that Lehman Brothers declared bankruptcy.  Moreover, in November, we were also able to supplement our available standby liquidity by adding a $75 million seasonal line of credit at the gas company that will expire in March of this year.  Our access to these various sources of credit has enabled Laclede Gas Company and Laclede Energy Resources to successfully address the purchase and funding challenges posed by volatile natural gas prices.

I’m pleased to report that in spite of the upheaval in the credit markets, and the economy in general, your Company enjoyed another very strong year.  As we have previously stated, fiscal 2008 was our sixth consecutive year of record earnings.  Consolidated income from continuing operations, which consists primarily of Laclede Gas Company and Laclede Energy Resources, totaled $57.5 million, compared to $45.7 million in fiscal 2007.  This represents solid year-over-year growth of more than 25% in the Group’s continuing business operations.  Including the operating performance and gain on sale of SM&P, which occurred on March 31, 2008, Laclede Group’s total consolidated diluted earnings per share for fiscal 2008 increased approximately 55% to $3.58, as compared to $2.31 per share for fiscal 2007.

More specifically, during 2008, Laclede Group’s core subsidiary, Laclede Gas Company, earned $39.2 million or $1.80 per share, an increase of $6.7 million over fiscal 2007.  The gas company’s improved results reflect the full year effect of a general rate increase that became effective August 1, 2007, and the positive effect of recording previously unrecognized tax benefits associated with the closure, through either audit or expiration of the statute of limitations, of open tax years through 2006.  These favorable results were partially offset by higher operating and bad debt expenses, and a change in the sharing mechanism for off-system sales and capacity release revenues that also resulted from the previously mentioned 2007 general rate case.

Laclede Energy Resources, or LER, earned $19.3 million or $.88 per share for fiscal 2008, an increase of $5.9 million over fiscal 2007.  The increase in earnings was primarily due to improved sales margins and higher sales volumes of natural gas and the positive effect of a recognizing tax-related benefits, similar to those at the gas company.

As for fiscal 2009, I am pleased to announce that your Company has experienced continued success in the first quarter.  Laclede Group’s consolidated earnings for the three months ended December 31, 2008, were $31.3 million compared to $20.9 million for the same period last year.  This represents a 46% increase in diluted earnings per share to $1.42 for the first quarter this year as compared with $.97 for the quarter ended December 31, 2007.  The increase in Group’s earnings was largely attributable to the strong performance of Laclede Energy Resources, which contributed $.67 to consolidated diluted earnings per share compared to $.26 per share for the same quarter last year.  LER’s improved performance was primarily due to higher sales volumes attributable to contracting for additional pipeline capacity and increased margins on sales of natural gas.  Laclede Gas also turned in solid results for the quarter contributing $.74 to diluted earnings per share this year compared to $.73 per share last year.  This increase is noteworthy as it reflects improved core performance without the benefit of a general rate case.  Several factors benefiting the gas company’s results included increased income from natural gas sales and higher Infrastructure System Replacement Surcharge revenues, which more than offset higher operating expenses and investment losses.

Chief Executive Officer’s Remarks:

As you just heard, 2008 was a very successful year for your company.  Moreover, despite the on-going challenging national and global economic environment, we are off to a great start in 2009.  Many factors and events contributed to The Laclede Group’s attainment of record earnings for the sixth consecutive year.  I believe that one very meaningful aspect of these results was the 2008 consolidated net income from our continuing operations, that is:   Laclede Gas Company and Laclede Energy Resources, excluding SM&P, exceeded the consolidated net income for all of The Laclede Group’s operations, including SM&P, in 2007.   In my view, that is an important indicator of the strength of your Company’s current on-going operations and the stability of the foundation on which we will construct continued growth.  Moreover, investors and the investment community understood our strategy and responded positively to our results throughout the year.  Earlier this month, USA Today acknowledged The Laclede Group as #18 on its list “New York Stock Exchange Best in 2008”.  Kiplinger and Forbes also recognized The Laclede Group’s 2008 performance, as Kiplinger included the Company in its list of Best Performing Stock for 2008, and Forbes named us as one of The 400 Best Companies.  This is the fourth time The Laclede Group has appeared on the list, which is compiled based on sales and earnings growth, debt to total capital, earnings outlook and stock market returns.  This is unprecedented, and I commend the dedication and effort of our employees . . . clearly, these things don’t just happen by themselves.

It is tradition, and rightly so, that each year at this meeting, we review the events, and acknowledge the achievements, of the past fiscal year.  But I also want to take a few minutes this morning to discuss what your Company is doing today and our plans and challenges for the future.

As we look back at 2008, we see a year in which The Laclede Group continued to refine and pursue its strategy of investing time and effort in non-regulated organic and external growth opportunities.  As we entered 2008, one of our two primary non-regulated investments was SM&P Utility Resources, one of the country’s major underground facility locating and marking companies.  However, in February, after conducting an extensive due diligence and bid process, we entered into an agreement to sell SM&P for $85 million, which is approximately twice the amount we paid for the company in January 2002.  During our ownership, we increased SM&P’s revenues, developed its management, and strengthened its technological competencies.  Although we believed that the company was positioned for long-term growth, we also believed that it was the right time – for Laclede and for SM&P – to part ways.  We closed on the sale on March 31, 2008, and used a portion of the proceeds to redeem our Trust Originated Preferred Securities, or TOPrS, enabling us to reduce our outstanding long-term debt and strengthen our balance sheet.  The wisdom of this decision was affirmed as the credit markets tightened last fall.

2008 marked another strong year for Laclede Energy Resources, or LER, our non-regulated natural gas commodity service provider.  LER, which continued to grow last year, both in volumes sold and profitability, is our most successful non-regulated venture to date.  However, we believe that LER has not yet reached its full potential; so, during the past year, we focused on positioning the company to accommodate additional growth.  We continue to strengthen LER through the addition of new personnel and skill sets while developing the depth and experience levels of the core group.  We have invested in the technology and resources necessary to allow LER to expand its geographic footprint, as well as the services it provides.  We believe that LER is well positioned to serve as a growing source of earnings for The Laclede Group in the future.

Also, during the past year, as we have evaluated potential investments in new business opportunities, we remain focused on our strategy of investing in opportunities to which we believe we can add value and that will, in turn, add value to your Company.  As I indicated to you last year, we believe that Laclede Pipeline, which in past years has been dedicated to the distribution of propane to the Laclede Gas’ peak-shaving facilities during prime consumption periods, may offer significant opportunities for growth and expansion.

Throughout the year, we continued the transitional process begun during 2007, when we requested that the Federal Energy Regulatory Commission, or FERC, assume jurisdiction over the pipeline.  Now, under FERC’s jurisdiction, Laclede Pipeline is allowed to transport various liquids under the Interstate Commerce Act, which will allow us to enhance our use of the pipeline to customers other than just Laclede Gas.

This increased flexibility in the way the pipeline can be used and the ability to increase the variety of agreements into which Laclede Pipeline Company may enter create a variety of new transactional opportunities.  It is our belief that Laclede Pipeline provides a promising growth component for your Company.

Similarly, we are engaged in an effort to assess opportunities to acquire additional physical natural gas storage assets as part of our non-regulated business portfolio.  We anticipate that the right storage asset, acquired at the right time for the right price, will support profitable growth and long-term, sustainable storage asset values.  To that end, we are currently engaged in a preliminary prospecting phase and analyzing a multitude of possible investments and partnerships with the goal of finding the best possible fit with the potential for significant, sustainable returns.  You can be assured that we will take a thoughtful, measured approach to our assessment of available opportunities.

Of course, we remained focused on continuing to stabilize and improve Laclede Gas Company, our core business segment.  To that end, Laclede Gas and its bargaining unit employees made great strides toward improving the utility’s long-term stability last summer when we negotiated and executed a new four-year collective-bargaining agreement that addressed several key issues in the areas of work rules, pensions and benefits, and wage rates.  Both sides worked together to develop creative solutions to today’s changing business landscape that will enable us to better control operating costs and provide high-quality service to our customers, while providing competitive jobs and benefits to our employees for years to come.  I believe this agreement will serve as a foundation for meeting tomorrow’s challenges.

We are continually looking within Laclede Gas for efficiencies and improvements, not just limited to strengthening the financial standing of the company but also to improving our relationship with our customers and the community at large.  Such efforts were recently recognized by the Better Business Bureau when it assigned Laclede Gas an A+, the highest grade possible, in the bureau’s new system that evaluates the degree of confidence that the business is operating in a trustworthy manner and will make a good faith effort to address consumer concerns.

In September, we concentrated our search for efficiencies and improvements within Laclede Gas with the launch of the comprehensive Continuous Improvement Project, now known as the “C.I.P.”  This undertaking, in which employees from every corner of the company are participating, is focused in two major areas:  processes and technology.  Several teams are focused on identifying roadblocks and weaknesses in our current processes and procedures that lie at the very core of our business and identifying tangible and significant changes.  The remaining teams are focused on finding ways to better utilize some of the powerful technology that we have implemented at the company during the last several years, including the Automated Meter Reading System, or AMR, and our Geographical Information System.  In a nutshell, we are reviewing and evaluating what we do, how we do it, and how we can do it better.  I am confident that as a result of these efforts we will attain significant improvements in Laclede Gas’ operational efficiency, customer service and culture, and help shape the future of the company.  We will begin implementation of recommendations by mid 2009 and anticipate noticeable positive results shortly thereafter.  I look forward to updating you on our progress at next year’s meeting.

While it is important for us to stay focused and committed to improving our internal operations, it is equally important to stay abreast of, and quickly and effectively respond to, external factors, including changes in the financial and commodity markets.  Earlier, Mark described the steps we have taken to address challenges posed by the financial markets.  We are equally proactive in our efforts to address the challenges posed by a complex and ever-changing natural gas market.  In the past year, we have seen significant swings in wholesale natural gas prices.  For example, since early July 2008, natural gas prices have declined steadily due primarily to increasing supplies and a dramatic shift in the economy.

As difficult as it is to anticipate and respond to changes in natural gas commodity prices in the short term, it is even more difficult to predict what lies ahead in the long term.  The American Gas Association reports that demand for natural gas in the U.S. is projected to increase by nearly 40% by 2020.  During the past decade, the use of natural gas has significantly increased, especially as a primary input in electricity generation.

The Laclede Group remains committed to working with the American Gas Association and other industry associations to encourage the development and adoption of a national energy policy that addresses the daunting energy challenges facing our nation.  So far, but early in President Obama’s administration, conversations regarding energy have been relegated to the proposed establishment of a National Energy Council.  Time will tell how this important issue will be handled.  In the interim, we will continue to work diligently to operate our regulated and non-regulated energy businesses in a manner that will best serve the interests of our customers and shareholders.

Before I wrap up, I would like to share with you some of The Laclede Group’s efforts to help protect the environment.  I am sure most of you have heard about the concerns around carbon management and the need for each of us to minimize our carbon footprint.  Laclede Gas Company, which serves on the Strategic Planning Committee for the Gas Technology Institute Carbon Management Information Center, continues to work to highlight the significant benefits of direct natural gas use in a carbon sensitive environment.  We can gain an advantage over other energy sources by making environmentally conscious energy consumers aware of the fact that natural gas provides the lowest-cost option for major reductions in carbon emissions vis-à-vis electric and oil equipment on a full fuel-cycle “source to site” basis.  Our challenge is to effectively communicate these advantages to ensure that consumers have the knowledge they need to make their energy decisions with the well-being of the environment in mind.

I encourage you to look at The Laclede Group’s 2008 Annual Report for more details about our support of the green building movement and other environmental initiatives.  There you will find a list of groups in which we actively participate and some of the awards and recognition we have received in connection with our efforts.  Additionally, you will see on the outside back cover of the annual report, that it was printed on recycled paper by St. Louis’ first Forest Stewardship Council certified printer – a vendor who uses materials to meet the social, economic and ecological needs of present and future generations.

In conclusion, during this past year we have encountered many challenges and discovered, or created, several opportunities.  Through it all, our employees responded.  This year promises more challenges and opportunities.  I would like to thank our employees and members of our Board of Directors for their past efforts and their continued hard work and vision . . . it is critical to our success.

NOTE:  We would note that some of the above remarks made included forward-looking statements.  Our actual results may differ materially from those projected in such statements.  Additional information about factors that could cause actual results to differ materially from those projected is contained in the Company’s Form 10-K and other documents filed with the SEC, which are readily available.